Exhibit 99-2

Form 3 — Joint Filer Information

Name: Address:	MetLife Reinsurance Company of Charleston* 10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)
Date of Event Requiring Statement:	November 4, 2009

Signature: /s/ Thomas C. Hoi
Thomas C. Hoi, Assistant Secretary

Name: Address:	MetLife Insurance Company of Connecticut* 10 Park Avenue, Morristown, New Jersey 07962

Designated Filer:	Thomas C. Hoi Assistant Secretary Metropolitan Life Insurance Company

Issuer & Ticker Symbol:	Kayne Anderson MLP Investment Company (“KYN”)
Date of Event Requiring Statement:	November 4, 2009

Signature: /s/ Thomas C. Hoi
Thomas C. Hoi, Assistant Secretary

*Metropolitan Life Insurance Company as a direct purchaser of Floating Rate Series N Senior Unsecured Notes due November 4, 2014 in the aggregate amount of $30,000,000, MetLife Reinsurance Company of Charleston and MetLife Insurance Company of Connecticut as direct owner/purchasers of $13,000,000 and $7,000,000, respectively, by Metropolitan Life Insurance Company, the indirect owner and investment manager.